UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 23, 2012, Kindred Healthcare, Inc. (“Kindred” or the “Company”) entered into a new master lease agreement with Ventas, Inc. (“Ventas”) for ten long-term acute care (“LTAC”) hospitals. Ventas is the counterparty under four other master lease agreements with the Company.

As previously reported, the Company has not renewed seven lease renewal bundles under the other four master lease agreements with Ventas. Those bundles contain 54 nursing and rehabilitation centers and ten LTAC hospitals and will expire on April 30, 2013. These same ten LTAC hospitals are covered by the new master lease agreement.

The new master lease agreement commences on May 1, 2013, and will have a term of ten years with three five-year renewal options. The annual base rent under the new master lease agreement is $28 million and is subject to annual increases based on the increase in the consumer price index (subject to an annual 4% cap). The current annual base rent for these ten LTAC hospitals approximates $22 million. These ten LTAC hospitals contain 1,066 licensed hospital beds and generated revenues of approximately $276 million for the year ended December 31, 2011.

The terms of the new master lease agreement are substantially similar to the terms of the other four master lease agreements with Ventas. Under the new master lease agreement, Kindred may not (i) develop any additional LTAC hospitals within a ten-mile radius of each of the ten LTAC hospitals subject to the new master lease; or (ii) increase the number of licensed beds at LTAC hospitals that are within the restricted areas and not leased to Kindred by Ventas under the new master lease agreement. Kindred is not restricted, however, from acquiring operating LTAC hospitals within (or outside of) the restricted area. The new master lease agreement also excludes certain change of control transactions from the transfer restrictions that are otherwise applicable to Kindred, although the new master lease agreement does not amend the transfer restrictions applicable under the other four master lease agreements, which remain in effect.

The foregoing description of the new master lease agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this Form 8-K, which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company’s press release dated May 24, 2012 reporting the new master lease agreement with Ventas is attached hereto as Exhibit 99.1. This information is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Master Lease Agreement No. 5 dated as of May 23, 2012 between Ventas Realty, Limited Partnership, as Lessor and Kindred Healthcare, Inc. and Kindred Healthcare Operating, Inc. as Tenant.

Exhibit 99.1	Press release dated May 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 29, 2012	By:	/s/ Joseph L. Landenwich

Joseph L. Landenwich Co-General Counsel and Corporate Secretary

Index to Exhibits

Exhibit No.	Description

Exhibit 10.1	Master Lease Agreement No. 5 dated as of May 23, 2012 between Ventas Realty, Limited Partnership, as Lessor and Kindred Healthcare, Inc. and Kindred Healthcare Operating, Inc. as Tenant.

Exhibit 99.1	Press release dated May 24, 2012.

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